SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "AGREEMENT," “PURCHASE AGREEMENT,” or “SECURITIES PURCHASE AGREEMENT”), dated as of April 16, 2007, by and among QPC LASERS, INC., a Nevada corporation, ("COMPANY"), and each buyer identified on the signature pages hereto (each, including its successors and assigns, a “BUYER” and collectively the “BUYERS”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT" or the “SECURITIES ACT”);

B. Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) secured convertible debentures (the “DEBENTURES”) of the Company and (ii) Warrants (as defined in Section 1(b)(iv) in the form described in this Agreement, to purchase shares of Common Stock of the Company in a private offering. The minimum aggregate Commitment Amount (as defined in Section 10) of this offering of the Debentures to all Buyers shall be Four Million Two Hundred Fifty Thousand Dollars (U.S. $4,250,000) and the maximum aggregate Commitment Amount of this offering of the Debentures to all Buyers shall be Twelve Million U.S. Dollars (U.S. $12,000,000)(the “OFFERING”);

C. The terms of the Debentures, including the terms on which the Debentures may be converted into common stock, $0.001 par value, of the Company (the "COMMON STOCK"), are set forth in Debenture, in the form attached hereto as Exhibit A;

D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, the Company and each Buyer, severally and not jointly, hereby agree as follows:

1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

(a) CERTAIN DEFINITIONS. This Securities Purchase Agreement, the Debenture, the Registration Rights Agreement, the Warrants, and any other agreements delivered together with this Agreement or in connection herewith shall be referred to herein as the “TRANSACTION DOCUMENTS.” The Company and the each Buyer mutually agree to the terms of each of the Transaction Documents. For purposes hereof:

“COMMON STOCK EQUIVALENTS” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“CLOSING” means the closing of the purchase and sale of the Securities pursuant to Section 1(b).

“CLOSING DATE” means the date of Closing.

“EXEMPT ISSUANCE” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants (provided that no such common stock or options shall be issued to consultants unless such options are unregistered and subject to volume limitations under Rule 144, provided that such issuances to consultants shall not exceed 200,000 shares, subject to adjustment for reverse and forward stock splits and the like, and provided that the price of such issuances of Common Stock, and the conversion or exercise price of such issuance of options, to consultants shall not be subject to any adjustments or resets after issuance) of the Company in any 12 month period, provided that such issuance of shares of Common Stock or options to employees, officers, directors or consultants occurs pursuant to a stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) up to 300,000 warrants or options (with an exercise price no less than $1.00) to equipment lessors, and (c) securities upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Securities issued hereunder and/or other securities exercisable, exchangeable for, convertible into, or redeemable for shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities (and including any issuances of securities pursuant to the anti-dilution provisions of any such securities).

“PERSON” shall mean an individual, a limited liability company, a partnership, a joint venture, an exempted company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“PAYMENT SHARES” shall mean (i) Default Shares (as defined in the Debenture), (ii) Interest Payment Shares (as defined in the Debenture) and (iii) shares issuable upon conversion of Failure Payments and other Required Cash Payments (as each is defined in the Debenture) into Common Stock of the Company. The Payment Shares shall be treated as Common Stock issuable upon conversion of the Debentures for all purposes hereof and thereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement.

“PERMITTED LIENS” means (i) Liens (as defined in Section 5 hereof) in favor of the Buyer; (ii) Liens in favor of the Holder; (iii) Liens for unpaid taxes that either (A) are not yet delinquent, or (B) are being contested in good faith in an appropriate manner, (c) Liens set forth on Schedule A, (iv) the interests of lessors or sublessors under operating leases, (v) purchase money Liens or the interests of lessors under capital leases so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (vi) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of the Company’s or the Subsidiary’s business and not in connection with the borrowing of money, and which Liens either (A) are for sums not yet delinquent, or (B) are being contested in good faith in an appropriate manner, (vii) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (viii) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (ix) Liens resulting from any judgment or award that would not otherwise constitute a default hereunder, (x) any interest or title of a licensee or licensor under any license agreement permitted by this Agreement, (xi) Liens that arise in the ordinary course of business and do not in any material respect affect the property, (xii) Liens which are being contested in good faith in an appropriate manner, (xiii) Liens on patents, trademarks, trade names, service marks, copyrights, trade secrets or other intellectual property to the extent such Liens arise solely from the granting of licenses composing Permitted Transfers thereto or from any Person in the ordinary course of business consistent with past practice, (xiv) Liens in favor of the Existing Creditors (as defined in Section 5), and (xv) existing Liens shown on Schedule 5.

“PERMITTED TRANSFERS” means any disposition of property that is either (i) in the ordinary course of the business of the Company or its Subsidiaries, (ii) to a third party for reasonably equivalent value as deemed appropriate by the Company or its Subsidiaries in their reasonable business judgment, and that, in either case, that does not result, in a single transaction or a series of related transactions, in the disposition or sale of all or substantially all of the assets of the Company or its Subsidiaries, (iii) an Allowable IP Sale or Allowable Non-Exclusive IP Transaction as set forth in Section 4(m) hereof, or (iv) approved in writing by the Buyers.

“PURCHASE PRICE” shall mean the purchase price paid by the Buyer for the Debentures and the Warrants to be purchased by each Buyer.

“SECURITIES” means the Debentures, the Warrants, the Conversion Shares and the Warrant Shares.

“SECURITY AGREEMENT” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit C attached hereto.

“WARRANT AMOUNT” shall have the meaning ascribed to it in Section 1(e)(v).

(b) CLOSING OF THE PURCHASE OF DEBENTURES AND WARRANTS. The Closing shall occur not later than April 16, 2007. On the Closing Date, subject to the satisfaction or waiver of the terms and conditions set forth herein, the Company agrees to sell, and each Buyer, severally and not jointly, agrees to purchase, from the Company a Debenture having a purchase price equal to the Commitment Amount, and an accompanying number of Warrants (as described below) to purchase a number of shares equal to the applicable Warrant Amount.

(c) CLOSING PROCEDURES; WARRANTS.

(i) Form of Debenture. Each Debenture shall be in the form annexed hereto as EXHIBIT “A.”

(ii) Purchase Price of Debentures and Warrants; Original Issue Discount. Each Buyer shall pay $0.90 (the “PURCHASE PRICE”) for each $1.00 of principal amount of Debentures and related Warrants to be purchased by such Buyer at the Closing, representing a ten percent (10%) original issue discount.

(iii) Form Of Payment. On or before each Closing Date (as defined below), (i) each Buyer shall pay the applicable Purchase Price for the Debenture and the Warrants to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Debenture (“DEBENTURE CERTIFICATE”) having an aggregate initial principal amount (the “ORIGINAL PRINCIPAL AMOUNT”) equal to $1.00 for each $0.90 of the Purchase Price and the number of Warrants equal to the applicable Warrant Amount, and (ii) the Company shall deliver such Debenture Certificates and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

(iv) Closing Date. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, the Closing shall occur when subscriber funds representing the aggregate Purchase Price of the Debenture being purchased by the Buyers are transmitted by wire transfer of immediately available funds by each Buyer to the Company, assuming that the Transaction Documents are signed by both parties prior to or within three (3) business days following such transmission. The date of the Closing shall be referred to herein as the “CLOSING DATE.” Unless otherwise mutually agreed by the parties, the Closing hereunder shall occur not later than April 16, 2007. The Closing contemplated by this Agreement shall occur on the applicable Closing Date at the offices of the Company, or at such other location as may be agreed to by the parties.

(v) Warrants. Each of Buyer’s Debentures shall be accompanied by a number of warrants (“WARRANTS”) equal to the Original Principal Amount of the Debenture being purchased by such Buyer, divided by the Initial Conversion Price (as defined in the Debenture), multiplied by 150% (the “WARRANT AMOUNT”). The Warrants shall be in the form of the Warrant annexed hereto as EXHIBIT “D,” except that the “Initial Exercise Price,” as defined therein, shall equal $1.05 (the “INITIAL WARRANT EXERCISE PRICE”), subject to adjustment therein. The Warrants shall contain Exercise Price adjustment provisions that are consistent with the adjustment provisions afforded to the Conversion Price of the Debenture in the Debenture and shall have a five (5) year term.

"MARKET PRICE," for any security as of any date, shall have the meaning ascribed to it in the applicable security.

(vi) Closing Deliveries. On the Closing Date, the Company will deliver or cause to be delivered to each Buyer:

(A) the items required to be delivered to Buyer pursuant to Section 8, duly executed by the Company where so required,

(B) certificates representing the applicable Debenture and Warrant,

(C) a certificate ("CLOSING CERTIFICATE") signed by its chief executive officer or chief financial officer (1) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the applicable Closing Date, as if such representations and warranties were made and given on all such dates, (2) adopting the covenants and conditions set forth in this Agreement in relation to the applicable Debenture and Warrants, (3) representing the timely compliance by the Company with the Company's registration requirements set forth in the Registration Rights Agreement, and (4) certifying that an Event of Default has not occurred,

(D) a legal opinion in substantially the form of Exhibit E attached hereto in relation to the Company, the applicable Debenture, the applicable Warrant and the Transaction Documents ("CLOSING LEGAL OPINION"),

(E) a Debenture with a principal amount equal to such Buyer’s Original Principal Amount, registered in the name of such Buyer,

(F) a Warrant registered in the name of such Buyer to purchase up to a number of shares of Common Stock equal to the Warrant Amount (as defined in Section 1(b)(v)) with an exercise price equal to the Initial Warrant Exercise Price (as defined in Section 1(b)(v)) subject to adjustment therein,

(G) Limited Standstill Agreements, in the form of Exhibit F hereto, duly executed by each of the Designated Insiders (as defined in Section 4(r)).

On the Closing Date, each Buyer shall deliver or cause to be delivered to the Company the following:

(A) this Securities Purchase Agreement and the Registration Rights Agreement duly executed by such Buyer,

(B) funds in the amount of such Buyer’s applicable Purchase Price by wire transfer to the account as specified in writing by the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants to the Company solely as to such Buyer that:

(a) STATUS OF BUYER. As of the date hereof, the Buyer is purchasing the Debenture and the shares of Common Stock issuable upon conversion of the Debenture or otherwise pursuant to the Debenture and the other Transaction Documents (including, without limitation, the Payment Shares) (such shares of Common Stock being collectively referred to herein as the “CONVERSION SHARES") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES" and, collectively with the Debenture, Warrants and Conversion Shares, the "SECURITIES") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

(b) ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR").

(c) RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk, provided that the Buyer shall not be entitled to rely on a representation which it knows to be untrue.

(e) GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) TRANSFER OR RE-SALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred or resold unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule)) ("RULE 144") of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144 or Rule 144(k); and (ii) any sale of such Securities made in reliance on Rule 144 or Rule 144(k) may be made only in accordance with the terms of said Rule. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement.

(g) ORGANIZATION; AUTHORIZATION; ENFORCEMENT. If Buyer is an entity, the Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Buyer has all requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Registration Rights Agreement have been duly and validly authorized and no further consent or authorization of Buyer, its manager or members is required. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, legal, valid and binding agreements of the Buyer enforceable in accordance with their terms.

(h) KNOWLEDGE AND EXPERIENCE. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(i) SHORT SALES PRIOR TO THE DATE HEREOF. Buyer and its Affiliates have not from the time that such Buyer first received a term sheet (written or oral) from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof entered into or effected, or attempted to induce any third party to enter into or effect, any short sales of the Common Stock, or any hedging transaction which establishes a net short position with respect to the Common Stock.

(j) NO GENERAL SOLICITATION. Buyer has not been the subject of general solicitation and has not relied on the content of the Company’s registration statement on Form SB-2, File #333-137413 in making its investment decision for this Offering. Furthermore, the Buyer acknowledges that it understands that the Company’s registration statement on Form SB-2, File #333-137413 and all subsequently filed amendments to such registration statement have been withdrawn.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that, except as set forth on the Company’s disclosure schedules or any update thereto prior to the Closing Date:

(a) ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 3(A) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligation under this Agreement, the Registration Rights Agreement, the Debenture or the Warrants. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Debenture and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) except as otherwise set forth in SCHEDULE 3(B), the execution and delivery of this Agreement, the Registration Rights Agreement, the Debenture and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debenture and the Warrants and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Debenture and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debenture and the Warrants, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) CAPITALIZATION.  As of the date hereof, the authorized capital stock of the Company is as set forth on SCHEDULE 3(C-1). The authorized capital stock of the Company consists of 180,000,000 shares of Common Stock, of which approximately 38,559,283 shares are outstanding as of the date hereof and 20,000,000 shares of preferred stock, par value $0.001 per share, of which none are outstanding as of the date hereof. There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future, except as disclosed on SCHEDULE 3(C-1). If any such securities are listed on the SCHEDULE 3(C-1), the number or amount of each such outstanding convertible security and the conversion terms are set forth in said SCHEDULE 3(C-1). All of such outstanding shares of capital stock set forth in SCHEDULE 3(C-1) are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.

No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3(C-2), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debenture, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to each Buyer true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("ARTICLES OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. In the event that the date of execution of this Agreement is not the Closing Date, the Company shall provide each Buyer with a written update of this representation signed by the Company's President and Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

The Company owns all of the outstanding shares of capital stock of Quintessence Photonics Corporation, a Delaware corporation (“Quintessence”). All such shares are validly issued, fully paid, nonassessable and free of preemptive rights or other similar rights and are owned directly or indirectly by the Company, free and clear of any Liens (as defined in Section 5 hereof). There are no subscriptions, options, warrants, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting or transfer of any shares of capital stock or other equity interests of Quintessence, including any right of conversion or exchange under any outstanding security, instrument or agreement. The Company has no material investment in any entity other than Quintessence.

(d) ISSUANCE OF SHARES. Upon issuance upon conversion of the Debenture and upon exercise of the Warrants in accordance with their respective terms, and receipt of the exercise price therefor, the Conversion Shares and Warrant Shares, along with any Payment Shares or any other shares issued pursuant to the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof, other than restrictions on transfer arising under applicable federal or state securities laws.

(e) ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Debenture or upon issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company further acknowledges that it may not refuse to issue Conversion Shares upon conversion of or otherwise pursuant to the Debenture and to issue Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with this Agreement, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Debenture and the Warrants and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

(f) NO CONFLICTS. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) except as otherwise set forth in SCHEDULE 3(F), conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) except as otherwise set forth in SCHEDULE 3(F), trigger any resets of conversion or exercise prices in other outstanding convertible securities, warrants or options of the Company, (iii) trigger the issuance of securities by the Company to any third party, (iv) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (v) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, in the case of clauses (i), (iv) and (v) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity the violation of which would have a Material Adverse Effect. Except as disclosed in SCHEDULE 3(F) or as specifically contemplated by this Agreement or as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debenture or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debenture and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Debenture and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. Except as disclosed in SCHEDULE 3(F), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the trading requirements of the Principal Market (as defined herein) and does not reasonably anticipate that the Common Stock will cease to be traded on the Principal Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(g) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since at least May 12, 2006, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and since at least May 12, 2006, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). For purposes of this agreement, “Timely Filed” shall mean that the applicable document was filed (i) by its original due date under the 1934 Act, or, if a request for an extension was timely filed, (ii) by such extended due date. True and complete copies of the SEC Documents are available on the SEC’s internet website (www.sec.gov), except for such exhibits and incorporated documents. Upon the request of a Buyer, the Company will promptly provide copies of the SEC Documents to such Buyer. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company (and the notes thereto) included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Company’s most recent 10-Q or 10-K and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is the subject of the going concern qualification described in SCHEDULE 3(G) attached hereto.

(h) ABSENCE OF CERTAIN CHANGES. Except for losses incurred in the ordinary course of business that have been publicly disclosed prior to the date hereof or as set forth on SCHEDULE 3(H) hereof, since the date of the Company’s most recent 10-Q or 10-K, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries. For purposes of this Section 3(h), the terms "MATERIAL ADVERSE CHANGE" and "MATERIAL ADVERSE DEVELOPMENT" shall exclude continuing losses that are consistent with the Company's historical losses.

(i) ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 3(I)(A), to the knowledge of the Company or any of its Subsidiaries, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such. SCHEDULE 3(I)(B) contains a complete list and summary description of any known pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it, if adversely decided, would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(j) PATENTS, COPYRIGHTS, ETC. All of the Company’s material patents, patent applications, Patents (as defined below), patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") are set forth in SCHEDULE 3(J-1) hereof. Any liens, encumbrances or licenses that have been granted against the Intellectual Property are listed in Schedule 3(J-2). Except as otherwise set forth on Schedule 3(J-2), the Company owns all right and title to the Intellectual Property free and clear of any liens or encumbrances and has not granted any licenses or rights to use any of the Patents to any third party. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all Intellectual Property necessary to enable it to conduct its business as now operated, including but not limited to the intellectual property set forth in SCHEDULE 3(J-1) hereof (and, except as otherwise set forth in SCHEDULE 3(J-2) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for such licenses or rights the failure of which to own or possess would not, individually or in the aggregate, have a Material Adverse Effect; there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as otherwise set forth in SCHEDULE 3(J-2) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for actions or claims which, if adversely decided, would not have a Material Adverse Effect; to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

For purposes hereof, "PATENTS" means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule 3(J) hereof), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, in each case owned by the Company or any of its Subsidiaries.

“CORE INTELLECTUAL PROPERTY” shall mean the Intellectual Property designated as “Core Intellectual Property” on SCHEDULE 3(J-3) hereto.

(k) NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is reasonably likely in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is reasonably likely to have a Material Adverse Effect.

(l) TAX STATUS. Except as set forth on SCHEDULE 3(L), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on SCHEDULE 3(L), none of the Company's tax returns is presently being audited by any taxing authority.

(m) CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 3(M) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(C), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(n) DISCLOSURE. To the best of the Company’s knowledge, all information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to each Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

(o) ACKNOWLEDGMENT REGARDING BUYER’S PURCHASE OF SECURITIES. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by each Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’s purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(p) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to any Buyer. The issuance of the Securities to each Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(q) NO BROKERS. Other than as set forth on SCHEDULE 3(Q), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

(r) PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to so possess any such Company Permits would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since May 12, 2006, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(s) ENVIRONMENTAL MATTERS.

(i) Except as set forth in SCHEDULE 3(S), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

(iii) Except as set forth in SCHEDULE 3(S), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

(t) TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(T) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(u) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x) SOLVENCY. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in SCHEDULE 3(X), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

(y) NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

(z) NO MARKET MANIPULATION. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

 (aa) STOP TRANSFER. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Buyers.

(bb) NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses which have been disclosed in the Company’s public filings and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in SCHEDULE 3(BB).

(cc) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Other than events or circumstances which have been disclosed in the Company’s public filings, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

 (dd) NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers. Attached hereto as SCHEDULE DD are signed letters from the Company’s current accounting firm and outside law firm attesting to the facts in the immediately preceding sentence (the “ACCOUNTANT AND LAWYER LETTERS”).

(ee) COMPANY ACKNOWLEDGMENT. The Company hereby acknowledges that each Buyer may elect to hold the Debenture and the Warrants for various periods of time, as permitted by the terms of the Transaction Documents and the Company further acknowledges that Investor has made no representations or warranties, either written or oral, as to how long the Securities will be held by such Buyer or regarding Investor’s trading history or investment strategies.

(ff) DISCLOSURE. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes material, nonpublic information concerning the Company or its Subsidiaries other than the existence of the transactions contemplated by this Agreement or the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(gg) ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. To the Company’s knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person (as defined below):

(i) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) Any order, judgment or decree, was entered within the past five (5) years and was not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (iii) of this item, or to be associated with Persons engaged in any such activity; or

(v) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

For purposes hereof, “COMPANY CONTROL PERSON” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

(hh) DTC STATUS. The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on SCHEDULE 3(HH) hereto.

(ii) SARBANES-OXLEY; INTERNAL ACCOUNTING CONTROLS. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(jj) SENIORITY. Except as set forth on SCHEDULE 3(JJ), as of the Closing Date, no indebtedness or other equity of the Company is senior to or pari passu with the Debenture in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(kk) REGISTRATION RIGHTS. Except as set forth on SCHEDULE 3(KK) hereto, other than each of the Buyers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(ll)  TRANSACTIONS WITH AND OBLIGATIONS TO AFFILIATES.   Except as disclosed on SCHEDULE 3(LL), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner. SCHEDULE 3(LL) sets forth any loans, payables, payments, transactions, debt or equity securities, or similar agreements or obligations between the Company and any officers, directors, management or affiliates of the Company.

(mm) INDEBTEDNESS AND OTHER CONTRACTS.  Except as disclosed in SCHEDULE 3(MM), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. SCHEDULE 3(MM) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including (without limitation) “Capital Leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

4. COVENANTS.

(a) BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Sections 7 and 8 of this Agreement.

(b) FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

(c) REPORTING STATUS. The Company's Common Stock is registered under Section 15(d) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (“1934 ACT FILINGS”), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(d) USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Debenture and the Warrants in the manner set forth in SCHEDULE 4(D) attached hereto and made a part hereof and shall not use such proceeds to pay down its corporate debt or in a manner inconsistent with the provisions of Section 10 of the Debenture. None of the proceeds of the offering shall be used to repay any debt or obligation to any officer, director or manager of the Company (collectively, “INSIDERS”), or any of their affiliates, except that (i) up to $107,827.30 in the aggregate of the proceeds may be used to pay deferred salary to Jeffrey E. Ungar and George M. Lintz that is unpaid as of March 31, 2007, and (ii) (if, and only if, the proceeds of this Offering, less any commissions and less any fees paid pursuant to Section 4(q), exceed $6,300,000) up to $300,000 in the aggregate of the proceeds may be used to pay bonuses to Jeffrey E. Ungar and George M. Lintz that have been declared but unpaid as of the Closing Date. From the date hereof until the Debentures are no longer outstanding, in the event that the Company raises capital through the issuance of debt or equity, the Company shall be prohibited from using in excess of twenty five percent (25%) of the proceeds of any such issuances for the repayment of the then outstanding indebtedness to any Insider or the payment of salaries (other than salaries for the current pay period) or bonuses to any Insiders that have accrued and become payable prior to the date of such financing but that had not been paid.

(e) CAPITAL RAISING LIMITATIONS; RIGHT OF PARTICIPATION.

(i)  Lock up of Issuance of Securities. Except for Permitted Subsequent Financings (as defined in the Debenture), except for Exempt Issuances and except for the transactions or other issuances of securities by the Company as contemplated by the Transaction Documents, from the date hereof until the date that is one (1) year after the Closing Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents, and from the date that is one (1) year after the Closing Date until the date that is two (2) years after the Closing Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents for an effective price per share, or for a conversion or exchange price per share, that is less than the Initial Conversion Price (as defined in the Debenture); PROVIDED, HOWEVER, the one (1) and two year periods set forth in this Section 4(e), respectively, shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Buyers for the resale of the Underlying Shares.

(ii) Capital Raising Limitations. During the period that any Debenture remains outstanding (the “LIMITATION PERIOD”), the Company shall not issue or sell, or agree to issue or sell Variable Equity Securities (as defined below), or any securities of the Company pursuant to an Equity Line (as defined below) structure or format or any securities of the Company in exchange for goods or services, without obtaining the prior written approval of each of the Buyers, with the exception of any such agreements, transactions or Equity Lines existing as of the date hereof.  For purposes hereof, an “EQUITY LINE” shall mean a transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula. For purposes hereof, the following shall be collectively referred to herein as, the “VARIABLE EQUITY SECURITIES”: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, or (B) any debenture or preferred stock that is accompanied by a number of warrants greater than the original principal amount, divided by the Market Price at the time of closing of such debenture or preferred stock, or (C) any common stock that is sold at a discount to the Market Price at the time of closing that is greater than 10%, (D) any adjustable warrant where the number of shares issuable thereunder is subject to increase, (E) any Common Stock that is accompanied by a number of warrants greater than the number of shares of Common Stock sold by the Company in such transaction, (F) any warrant, convertible security or other Common Stock Equivalent with a conversion, exercise or exchange price that is set a price that represents a discount to the Market Price at the time of closing of such warrant, convertible security or other Common Stock Equivalent that is greater than 10%, (G) any note, debenture or other debt obligation that is accompanied by shares of Common Stock for which the additional consideration (in excess of the face value of the debt obligation) per share is less than 90% of the Market Price at the time of closing. For purposes of the above, the “MARKET PRICE” at time of closing shall mean the Market Price, as defined in the Debenture.

(iii) Buyer’s Right of Participation in Future Financings.

(A) From the date hereof and during the period that any portion of the Debenture is outstanding, upon any financing by the Company or any of its subsidiaries (each, a “SUBSEQUENT FINANCING”) of Common Stock or Common Stock Equivalents (as defined in Section 1(a)), excluding any securities issued pursuant to the Offering described in this Agreement, each Buyer shall have the right to participate in up to the Buyer’s Participation Maximum (as defined below) of the Subsequent Financing.

(B) At least ten (10) days prior to the closing of the Subsequent Financing, the Company shall deliver to each Buyer a written notice of its intention to effect a Subsequent Financing (an “ADVANCE NOTICE OF FINANCING”), which Advance Notice of Financing shall ask such Buyer if it wants to review the details of such financing (such additional notice, a “SUBSEQUENT FINANCING NOTICE”). Upon the request of a Buyer, and only upon a request by such Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Buyer. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(C) Any Buyer desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after such Buyer has received the Advance Notice of Financing that the Buyer is willing to participate in the Subsequent Financing, the amount of the Buyer’s participation, and that the Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Buyer as of such tenth (10th) Trading Day, such Buyer shall be deemed to have notified the Company that it does not elect to participate.

(D) If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the requesting Buyers have received the Advance Notice of Financing, notifications by the Buyers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

(E) If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the Buyers have received the Advance Notice of Financing, the Company receives responses to a Subsequent Financing Notice from Buyers seeking to purchase more than fifty percent (50%) of the aggregate amount of the Subsequent Financing, each such Buyer shall have the right to purchase up to (the “BUYER’S PARTICIPATION MAXIMUM”) (a) their Pro Rata Portion (as defined below) of the Subsequent Financing, plus (b) a pro rata amount (based upon the relative amount of the participating Buyers’ respective Pro Rata Portions) of the aggregate of the unused Pro Rata Portions of the other Buyers. For purposes hereof, “PRO RATA PORTION” shall mean one hundred percent (100%) of the ratio of (x) the Original Principal Amount of Securities purchased on the Closing Date by a Buyer participating under this Section 4(e)(iii)(E) and (y) the sum of the aggregate Original Principal Amounts of Securities purchased on the Closing Date by all Buyers participating under this Section 4(e)(iii)(E).

(F) For purposes of clarity, in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Buyer, then any other Buyer shall have the right to purchase such remaining amount of the Subsequent Financing.

(G) The Company must provide the Buyers with a second Subsequent Financing Notice, and the Buyers will again have the right of participation set forth above in this Section 4(e)(iii)(E), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.
(H) Notwithstanding the foregoing, Section 4(e) shall not apply in respect of an (i) Exempt Issuance or (ii) an underwritten public offering of Common Stock, provided that it is expressly agreed and understood that Permitted Subsequent Financings remain subject to Buyer’s rights of participation in Subsequent Financings pursuant to this Section 4(e)(iii).

(iv) Most Favored Nation (MFN) Securities Exchange Provision. From the date hereof until the date when such Buyer no longer holds any Debentures, if the Company effects a Subsequent Financing, each Buyer may elect, in its sole discretion, to exchange all or some of the Debentures then held by such Buyer for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis based on the outstanding principal amount of such Debentures, along with any accrued but unpaid interest, liquidated damages and other amounts owing thereon, and the effective price at which such securities were sold in such Subsequent Financing; PROVIDED, HOWEVER, that this Section 4(e)(iv) shall not apply with respect to (a) an Exempt Issuance or (b) an underwritten public offering of Common Stock. The Company shall provide each Buyer with notice of any such Subsequent Financing in the manner set forth in Section 4(e)(iv), provided that following such an exchange, the Holder shall retain all of its unconverted Warrants.

(v) Injunctive Relief. The Company acknowledges that a breach by it of its obligations under this Subsection 4(e) will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Subsection 4(e) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Subsection 4(e) and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required. Specifically, the Buyer shall be entitled to injunctive relief to cause the court to rescind any financing or financings between the Company and a third party that are in violation of this Subsection 4(e) the Buyer shall be entitled to injunctive relief to cause the court to rescind any financing or financings between the Company and a third party that are in violation of this Subsection 4(e).

(f) SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall, on the next Business Day following the Closing Date, issue a press release with respect to the transactions contemplated hereby and by 8:30 a.m. New York City time on the third (3rd) Business Day following the Closing Date, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto. The Company and each Buyer shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Buyer shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Buyer, or without the prior consent of each Buyer, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the Commission or any regulatory agency or any market or exchange, without the prior written consent of such Buyer, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by law or regulations of the Principal Market, in which case the Company shall provide the Buyers with prior notice of such disclosure permitted under this subclause (ii).

 (g) FINANCIAL INFORMATION. The Company agrees to send, or make available via public filings on the internet, the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

(h) AUTHORIZATION AND RESERVATION OF SHARES.

(i) Authorization and Reservation Requirements. The Company represents that it has at least 180,000,000 authorized shares of Common Stock and covenants that it will initially reserve (the “INITIAL SHARE RESERVATION”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least one and one-half (1.5) times the Original Principal Amount of the Debenture, divided by the Conversion Price in effect on the date of the Initial Share Reservation, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of the Debenture and shall initially reserve an additional number of shares equal to the Warrant Amount, free from preemptive rights, to provide for the issuance of Common Stock upon the exercise of the Warrants. The Company further covenants that, beginning on the date hereof, and continuing throughout the period the conversion right exists, the Company shall at all times have authorized, and reserved (the “ONGOING SHARE RESERVATION REQUIREMENT”) for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding portion of the Debenture and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price (as defined in the Debenture) in effect from time to time and the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of or otherwise pursuant to the Debenture and exercise of or otherwise pursuant to the Warrants without the consent of the Buyers. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than 100% of the number that is then actually issuable upon full conversion of the Debenture (based on the Conversion Price (as defined in the Debenture) in effect from time to time) and full exercise of the Warrants (based on the Exercise Price of the Warrants in effect from time to time).

(ii) Stockholder Approval. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Debenture (based on the Conversion Price (as defined in the Debenture) in effect from time to time) and Warrant Shares issued or issuable upon exercise of or otherwise pursuant to the Warrants (based on the Exercise Price of the Warrants in effect from time to time), together with the Payment Shares and any other shares of Common Stock issued or issuable pursuant to the terms of the Transaction Documents, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

(i) CERTAIN TRADING ACTIVITIES. Anytime during the period that any Debentures or Warrants are outstanding, the Buyer and its Affiliates will not enter into or effect, or attempt to induce any third party to enter into or effect, any "short sales" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or hedging transaction which established a net short position with respect to the Common Stock. For purposes of clarification, a “net short position” of the Buyer shall be determined by offsetting any short sales by the number of shares of Common Stock the Buyer then holds plus any shares of Common Stock the Buyer may receive upon conversion of the Debentures in full and exercise of the Warrants in full, ignoring any conversion or exchange limitations thereon for such purpose, provided, that, at the time the short sale trade is entered the price of the Common Stock is at least $1.50, subject to adjustment for reverse and forward stock splits and the like. If such number of shares exceeds a Buyer’s aggregate short position, or if the minimum stock price of the Common Stock at the time the short sale trade is entered is below $1.50, such Buyer shall be deemed to have a “net short position.” For the purposes of this Agreement, an "AFFILIATE" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company.

(j) LISTING. The Company will use its best efforts to obtain and, so long as any Buyer owns any of the Securities, maintain the trading of its Common Stock on the over the counter Bulletin Board (“OTC-BB”), or to obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Nasdaq National Market (the "NNM"), the Nasdaq SmallCap Market (the "NASDAQ SMALLCAP"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX")(whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock is referred to herein as the "PRINCIPAL MARKET"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from the PRINCIPAL MARKET and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(k) CORPORATE EXISTENCE. So long as a Buyer beneficially owns any portion of the Debenture or Warrants, the Company shall maintain its corporate existence in good standing and remain a “REPORTING ISSUER” (defined as a Company which files periodic reports under the Exchange Act).

(l) NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company.

(m) LIMITATION ON SALE OR DISPOSITION OF INTELLECTUAL PROPERTY. Except as otherwise provided in the IP Restrictions (as defined below), the Company, may at any time, without the Buyers' written consent, enter into any of the following agreements with respect to its Intellectual Property: (i) Licensing Agreements and sub-licenses, or (ii) assignments or sales of its Intellectual Property, provided, however, that any of the foregoing must be approved by a majority of the independent directors of the Company.

So long as any portion of the Debenture remains outstanding, the Company shall not, in each case without the written consent of Holders (as defined in the Debenture) holding at least two-thirds (2/3) of the then outstanding principal amount of Debentures, (i) sell, convey, dispose of, spin off or assign any or all of its Intellectual Property (including but not limited to the Intellectual Property set forth in SCHEDULE 3(J) hereof), or the rights to receive proceeds from patent licensing agreements, patent infringement litigation or other litigation related to such Intellectual Property (collectively, the "INTELLECTUAL PROPERTY RIGHTS") to any of its affiliates (as such term is defined in Rule 501(b) of Regulation D), or to any officer, director or senior manager of the Company or to any family member of any such person (collectively, "CONTROL PERSONS”), or to any entity that is controlled by any such Control Person or in which any such Control Person has any beneficial interest, (ii) sell, convey, dispose of, spin off or assign any or all of its Intellectual Property Rights related to Core Intellectual Property, unless the cash consideration received by the Company in exchange for such Core Intellectual Property exceeds $50 million (an “Allowable IP Sale”), or (iii) enter into one or more licensing, development or collaboration agreements pursuant to which the Company may share rights to its Core Intellectual Property (collectively, "LICENSING AGREEMENTS") with respect to its Core Intellectual Property, unless such Licensing Agreements are Allowable Non-Exclusive IP Transactions (as defined below) or the net revenues of the Company resulting from such licensing agreements exceed $5 million per calendar year (collectively, the "IP RESTRICTIONS"). For purposes hereof, an “ALLOWABLE NON-EXCLUSIVE IP TRANSACTION” is a Licensing Agreement that is made between the Company and a person or entity that is not a Control Person (as defined above), and which does not grant the licensee (i) any right to exclude any other person or entity from using, selling, or licensing the Core Intellectual Property or from using or selling products that utilize the technologies covered by the Core Intellectual Property, or (ii) any right to limit any other person or entity as to geography, time, or otherwise, from using, selling, or licensing the Core Intellectual Property or from using or selling products that utilize the technologies covered by the Core Intellectual Property.

Notwithstanding anything to the contrary herein, the Company shall not, without the written consent of any Holders (as defined in the Debenture) whose Debentures are in default, and other Holders (who, together with the Holders whose Debentures are in default) hold at least two-thirds (2/3) of the then outstanding principal amount of Debentures, (i) sell, convey, dispose of, spin off or assign title to any of its Intellectual Property or Intellectual Property Rights to any person or entity, or (ii) enter into any Licensing Agreement(s) with respect to any of its Intellectual Property or Intellectual Property Rights with any person or entity, during the period beginning on the date of any Event of Default (as defined in the Debenture) has occurred pursuant to the terms of the Debenture through the date that such Event of Default is cured.

(n) LIMITATION ON RATE OF ISSUANCE OF SHARES. The parties agree that, if by virtue of this AGREEMENT, or by virtue of any other agreement between the parties, Holder becomes entitled to receive from the Company a number of shares of common stock of the Company (collectively, “ISSUABLE SECURITIES”), such that the sum of (1) the number of shares of Common Stock of the Company beneficially owned by HOLDER and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, the unexercised Warrants or the unexercised or unconverted portion of any other security of HOLDER subject to a limitation on conversion or exercise analogous to the limitations contained herein)(collectively, the “BENEFICIALLY OWNED SHARES”) and (2) the number Issuable Securities described above, with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the “4.99% BENEFICIAL OWNERSHIP LIMITATION”), then the Company shall immediately deliver to Holder the number of shares of Common Stock of the Company, that can be issued without exceeding the 4.99% Beneficial Ownership Limitation.

For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence, and PROVIDED THAT the 4.99% Beneficial Ownership Limitation shall be conclusively satisfied if the applicable notice from Holder includes a signed representation by the Holder that the issuance of the shares in such notice will not violate the 4.99% Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “OFFER”), or in the event the Company is issuing Default Shares (as defined in the Debenture) to the Buyer, then “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in the first two paragraphs of this Section 4(n) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. In addition, the Beneficial Ownership Limitation provisions of this Section 4(n) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the 4.99% Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Debenture held by the Holder or upon exercise of a Warrant held by the Holder, as applicable, and the provisions of this Section 4(n) shall continue to apply. The limitations on conversion set forth in this subsection are referred to as the “BENEFICIAL OWNERSHIP LIMITATION.” Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% Beneficial Ownership Limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder.

The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(n) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Maximum Exercise of Rights. In the event the Buyer notifies the Company that the exercise of the rights described herein or in the Warrants, or the issuance of Payment Shares or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “ISSUABLE SHARES”) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Buyer calculated in the manner described in Section 4(n) of this Agreement, then the issuance of such additional shares of common stock of the Company to such Buyer will be deferred in whole or in part until such time as such Buyer is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in herein. The determination of when such common stock may be issued shall be made by each Buyer as to only such Buyer.

(o) [Intentionally left blank]

(p) EQUAL TREATMENT OF BUYERS. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements unless the same consideration is also offered to all of the parties to the Transaction Agreements.

(q) LEGAL AND DUE DILIGENCE FEES. The Company shall pay to Bristol Investment Fund, Ltd. (the “BRISTOL”) a cash fee of $20,000 at closing as reimbursement for legal services rendered by its attorneys in connection with this Agreement and the purchase and sale of the Debentures and Warrants and as reimbursement for due diligence expenses. Bristol may withhold such amount out of the Purchase Price for its Debenture. In addition, the Company shall pay Bristol Capital, LLC a seven percent (7%) origination fee on Bristol’s Commitment Amount and Bristol Capital, LLC will be entitled to ten percent (10%) warrant coverage on Bristol’s Commitment Amount. The origination fee and Warrant Shares shall be delivered to Bristol Capital, LLC at 19009 Wilshire Blvd., Suite 1410, Los Angeles, California 90024, Attn. Amy Wang, telephone number (310) 696-0333.

(r) LIMITED STANDSTILL. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable standstill agreements ("LIMITED STANDSTILL AGREEMENTS") in the form annexed hereto as EXHIBIT F with the Insiders that are identified on SCHEDULE 4(r) hereto (the “DESIGNATED INSIDERS”).

(s) NON-PUBLIC INFORMATION. The Company covenants and agrees that from and after the date hereof, neither it nor any other Person acting on its behalf will provide any Buyer or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Buyer shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(t) ADDITIONAL REGISTRATION STATEMENTS. Until the Effective Date (as defined in the Registration Rights Agreement), the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities, other than an S-8 to cover no more than 5,800,000 shares issued pursuant to the Company’s stock option plan(s), attached as SCHEDULE 4(t) hereto and the non-qualified stock option grants set forth on SCHEDULE 3(C-2).

(u) TRANSACTIONS WITH AFFILIATES. So long as any Debenture or Warrant is outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any Subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “RELATED PARTY”), except for customary employment arrangements and benefit programs on reasonable terms. “AFFILIATE” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “CONTROL” or “CONTROLS” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(v) [INTENTIONALLY LEFT BLANK].

5. SECURITY; SENIOR DEBT.

(i) Grant Of Security Interest. Except as otherwise set forth on SCHEDULE 5 annexed hereto, the Company hereby represents that it has good and marketable title to all of the common stock of Quintessence (the “QUINTESSENCE COMMON STOCK”), free and clear of any mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “LIENS”), including any restriction on the right to vote, sell or otherwise dispose of the Quintessence Common Stock. Prior to, and as a condition to Closing, the Company shall enter into a Security Agreement in the form of EXHIBIT C annexed hereto (the “SECURITY AGREEMENT”), which shall grant the Buyers a continuing security interest in all of the assets of the Company, which consist of the Company’s right, title and interest to all of the Quintessence Common Stock (the “INITIAL COLLATERAL”) as collateral security for all of its “Obligations” (as defined in the Security Agreement). In the event that subsequent to the Closing Date, any of the Holders of a minimum of Five Hundred Thousand (US $500,000) of the Original Principal Amount of the outstanding Debentures determines that he, she or it would like a security interest on all of the property of Quintessence, the Company shall use commercially reasonable efforts to (i) obtain an inter-creditor arrangement with Finisar Corporation (“FINISAR”) and the other existing secured creditors of Quintessence (the “EXISTING CREDITORS”) whereby such Existing Creditors each agree to allow Quintessence to grant to all of the holders of Debentures (the “HOLDERS”) a security interest lien junior only to liens existing on the date of this Agreement and the Permitted Liens on all of the property constituting collateral under the Quintessence Security Agreement (defined below) and (ii) cause Quintessence to enter into a Security Agreement (the “QUINTESSENCE SECURITY AGREEMENT”) which shall state that all of the Debentures are secured by substantially all of Quintessence’s property as described therein (the “SUBSEQUENT COLLATERAL”) from that day forward; provided that the Buyer and the Holders acknowledge and agree that they will enter into subordination agreements in favor of the Existing Creditors, in a form acceptable to the Existing Creditors, with respect to such Subsequent Collateral concurrently with, and as a condition precedent to, the Company satisfying the obligations in this sentence.

The Company hereby represents that the Holder has a senior lien on the Initial Collateral and agrees not to grant any liens on the Initial Collateral that are either senior to, or in parity with, the Holder’s lien. The Company agrees that from the Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full (the “COVERED PERIOD”), the Company shall not enter into, create, incur, assume or suffer to exist any Liens upon or in any of the property owned by the Company or any of its Subsidiaries except for Permitted Liens and shall not assign or transfer any interest in the property owned by the Company or any of its Subsidiaries unless such transfer is a Permitted Transfer.

(ii) Limitation On Future Debt; Subordination. Before entering into any future debt with a third party that is not otherwise prohibited under the Transaction Documents, the Company shall further comply with the following requirements: (i) any debt financing issued by the Company after the date hereof but prior to the earlier of (1) the date that the Registration Statement is initially filed with the SEC, or (2) the Filing Deadline (as defined in the Registration Rights Agreement) shall, by its terms, be made either expressly subordinate to, or pari-passu with, the Debentures, and (b) any debt financing issued by the Company after the earlier of (1) the date that the Registration Statement is initially filed with the SEC, or (2) the Filing Deadline shall, by its terms, be made expressly subordinate to the Debentures. With respect to any financing that is required to be expressly subordinate to the Debentures, the Company shall first obtain a subordination agreement, satisfactory to the Holders of an outstanding majority of the Debentures, from the proposed debt holder.

(iii) Senior Debt. In the event that the Liens held by Existing Creditors are terminated and released, the Company shall agree to provide the Holders with a first lien on all of the property of Quintessence. Furthermore, the Company hereby consents to permit Bristol and its designees to negotiate and purchase the senior debt from the Existing Creditors, and agrees to honor the transfer of any such senior debt from the Existing Creditors to Bristol and/or its designees, provided that such transfer complies with all applicable laws, rules and regulations, and Bristol and its designees shall have received all required consents and authorizations for such transfer.

6. LEGENDS.

(a) The Conversion Shares and the Warrant Shares, together with any other shares of Common Stock that are issued or issuable pursuant to the Transaction Documents shall be referred to herein as the “ISSUED COMMON SHARES.” Certificates evidencing the Issued Common Shares shall not contain any legend restricting the transfer thereof (including the legend set forth in Section 2(e) of the Debenture): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Issued Common Shares pursuant to Rule 144, or (iii) if such Issued Common Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “UNRESTRICTED CONDITIONS”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the issuance of Issued Common Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of Issued Common Shares, then such Issued Common Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under Section 6(b), it will, no later than three Trading Days following the delivery by a Buyer to the Company or the Company’s transfer agent of a certificate representing Issued Common Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “LEGEND REMOVAL DATE”), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends.

(b) Each Buyer, severally and not jointly with the other Buyers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company’s reliance that each Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debenture and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed each of the Transaction Documents, and delivered the same to the Company.

(b) The Buyer shall have delivered the applicable Purchase Price in accordance with Section 1(b) above.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Debenture and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

(b) The Company shall have delivered to such Buyer the duly executed Debenture and Warrants in accordance with Section 1 above.

(c) The representations and warranties of the Company contained in this Agreement, as modified by the Exhibits and Schedules hereto, shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the President and Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) Trading in the Common Stock on the PRINCIPAL MARKET shall not have been suspended by the SEC or the Nasdaq and, within two (2) business days of the Closing, the Company will make application to the PRINCIPAL MARKET, if legally required by Nasdaq, to have the Conversion Shares and the Warrant Shares authorized for quotation.

(f) The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as EXHIBIT E attached hereto.

(g) The Buyer shall have received a Closing Certificate described in Section 1(b)(v) above, dated as of the Closing Date.

(h)  The Company shall have delivered to the Buyer an executed Accountant Letter and an executed Law Firm Letter, as described in Section 3(dd) hereof.

(i) Prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer true copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens.

9. GOVERNING LAW; MISCELLANEOUS.

(a) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(b) COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e)  ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersede all previous communication, representation, or Agreements whether oral or written, between the parties with respect to the matters covered herein. Except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The Agreement may not be orally modified. Only a modification in writing, signed by authorized representatives of both parties, and approved by Buyers holding at least sixty seven percent (67%) of the total outstanding Debentures will be enforceable. The parties waive the right to rely on any oral representations made by the other party, whether in the past or in the future, regarding the subject matter of the Agreement, the instruments referenced herein or any other dealings between the parties related to investments or potential investments into the Company or any securities transactions or potential securities transactions with the Company.

(f) INDEPENDENT NATURE OF BUYERS’ OBLIGATIONS AND RIGHTS. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each Buyer has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

(g) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company, to:

Attn: Mr. George Lintz, CFO
QPC Lasers, Inc.
15632 Roxford Street
Sylmar, CA 91342
Phone: 818-986-0000
Fax: 818-301-0431

With copy to:

Hillel T. Cohn , Esq.
Morrison & Foerster
555 West Fifth Street, Suite 3500
Los Angeles, California 90013-1024
Phone: (213) 892-5251
Fax: (213) 892-5454

If to a Buyer: To the address set forth immediately below such
Buyer's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

(h)  SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "AFFILIATES," as that term is defined under the 1934 Act, without the consent of the Company; PROVIDED, HOWEVER, that prior to any assignment of its rights hereunder to a person (other than an affiliate) that purchases any Debenture or Warrants from such Buyer in a private transaction such Buyer shall provide the Company with written notice of its intention to sell some or all of the Debenture or Warrants, which notice shall disclose the proposed purchase price for such Debenture or Warrants, and the Company shall have the option, during the ten (10) business day period following such notice, to purchase all, but not less than all, of such Debenture and/or Warrants at the proposed purchase price, after which period the Buyer shall be free to sell the Debenture and/or Warrants to a third party at such proposed purchase price.

(i)  THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement shall survive the closing hereunder for a period of three (3) years after each Closing contemplated by this Agreement notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

(k)  INDEMNIFICATION. The Company (the “INDEMNIFYING PARTY”) agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, agents, members and managers (the “INDEMNIFIED PARTY”) for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred with respect to claims by third parties.

Promptly after receipt of notice of the commencement of any action against an Indemnified Party, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof and the basis hereunder upon which a claim for indemnification is asserted, but the failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. In the event of the commencement of any such action, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof with counsel satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses (including attorneys' fees) subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party, the control of such defense shall be vested in the Indemnifying Party; provided that the consent of the Indemnified Party shall be required prior to any settlement of such case or action, which consent shall not be unreasonably withheld. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings and depositions in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

(l) PUBLICITY. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

(m)  FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)  NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o) LIQUIDATED DAMAGES. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

(p) REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

10. NUMBER OF SHARES AND PURCHASE PRICE. Buyer subscribes Debenture in an initial principal amount equal to the Original Principal Amount set forth on the signature page hereto against payment by wire transfer or other form acceptable to the Company, in the amount of the Commitment Amount (less any offset of expenses as permitted hereunder).

The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Buyer does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Buyer by the following signature(s) executed this Agreement.

Dated this 16th day of April, 2007.

Your Signature	PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Commitment Amount

DELIVERY INSTRUCTIONS:
Name: Please Print	Please type or print address where your security is to be delivered

ATTN.:________________
Title/Representative Capacity (if applicable)

Name of Company You Represent (if applicable)	Street Address

Place of Execution of this Agreement	City, State or Province, Country, Offshore Postal Code

Phone Number (For Federal Express) and Fax Number (re: Notice)

WITH A COPY TO:
Please type or print address where copies are to be delivered

ATTN.:_________

Street Address

City, State or Province, Country, Offshore Postal Code

Phone Number (For Federal Express) and Fax Number (re: Notice)

[signature page to Securities Purchase Agreement]

THIS AGREEMENT IS ACCEPTED BY THE COMPANY AS TO A PRINCIPAL AMOUNT OF DEBENTURES IN THE AMOUNT OF $_________________ (the “COMMITMENT AMOUNT”) AND THE ACCOMPANYING WARRANTS ON THE 16th DAY OF APRIL, 2007.

QPC LASERS, INC.

By:
Print Name:
Title:

[Signature page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)		(4)	(5)		(6)
Buyer	Address and Facsimile Number		Aggregate Principal of Debenture	Aggregate Number of Warrant Shares		Commit-ment Amount	Legal Representative’s Address and Facsimile Number

Total:		$	___	___	$	___

Exhibit A
Debenture

Please see Exhibit 99.2.

Exhibit B
Registration Rights Agreement

Please see Exhibit 99.4.

Exhibit C
Security Agreement

Please see exhibit 99.5.

Exhibit D
Warrant

Please see Exhibit 99.3.

Exhibit E
Form of Legal Opinion
April ___, 2007

To the Buyers identified on the signature page to the Securities Purchase Agreement dated April 16, 2007

Re:	QPC Lasers, Inc Convertible Debentures with Warrants

Ladies and Gentlemen:

We have acted as counsel to QPC Lasers, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of US $ _______ principal amount of 10% secured convertible debentures due on April 16, 2009 (the “Debentures”) and warrants to purchase ______ shares of the Company’s common stock (the “Warrants”), pursuant to the terms of an Securities Purchase Agreement, dated April 16, 2007 (the “Purchase Agreement”), by and among the Company and the buyers identified on the signature pages thereto (the “Buyers”). This opinion is furnished to you pursuant to Section 8(f) of the Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Purchase Agreement.

We have examined originals or copies of the following documents; all dated as of April 16, 2007 (the “Transaction Documents"):

i.	the Purchase Agreement;

ii.	the Debenture;

iii.	the Registration Rights Agreement; and

iv.	the Warrants.

In addition, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company, including a certificate of George Lintz, Chief Financial Officer and Chief Operating Officer of the Company, dated April 16, 2007, (the “Opinion Certificate”), made such inquiries of the officials of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. In rending this opinion, we have relied upon the Opinion Certificate as to certain factual matters. We have made no independent investigation of the accuracy or completeness of such matters.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority (or in the case of an individual, the capacity) to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party enforceable against such party in accordance with their terms.

Our opinions in paragraph 1 and 2 below as to the qualification and good standing of the Company and Quintessence Photonics Corporation are based solely on certificates of public officials in the state(s) named in those paragraphs.

Our opinions in paragraphs 1, 3 and 4 assume compliance by the Company with applicable provisions of Nevada law.

Our opinions in paragraph 5 and 6(iii) below are based solely upon our review of the orders, judgments, writs, and decrees described therein, if any.

Our opinion in paragraph 7 is based solely upon the facts included in the Opinion Certificate. We have made no independent investigation of the accuracy or completeness of such matters.

In rending our opinion expressed in paragraph 8 below, we have relied solely upon (i) the representations and warranties of the investors contained in the Purchase Agreements, which we have assumed to be true and correct in all respects as of the date hereof, (ii) our review of the Transaction Documents and the (iii) Opinion Certificate.

We have made no independent investigation as to whether the foregoing certificates are accurate or complete.

Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of the Company, none of Hillel T. Cohn, Kevin Cops, Tiffany Kwock or Jonathan Kuai has acquired actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)
The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)
Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Transaction Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii)
The provisions of Section 9(k) of the Purchase Agreement purporting to provide for indemnification under certain circumstances may be unenforceable as violative of public policy expressed in the Act, and accordingly, we are unable to render an opinion as to the enforceability of such provisions;

(iv)
Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

(v)
Except to the extent encompassed by an opinion set forth below with respect to the Company, we express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Transaction Documents with any law, regulation or order applicable to it, or (2) the legal or regulatory status or the nature of the business of any such party;

(vi)	The effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Documents;

(vii)	The enforceability of provision of the Transaction Documents which purport to establish evidentiary standards or to make determinations conclusive or powers absolute;

(viii)	The enforceability of provisions of the Transaction Documents imposing or which are construed as effectively imposing a penalty;

(ix)
The enforceability of provisions of the Transaction Documents providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies;

(x)	We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities;

(xi)
We express no opinion as to the enforceability of provisions of the Transaction Documents under which the Company agrees to submit to the jurisdiction of, or that disputes arising under the Transaction Documents are to be determined by a particular court or courts;

(xii)
We express no opinion as to whether the provisions of the Transaction Documents under which the Company submits to the jurisdiction of one or more New York courts or federal courts located in the State of New York are subject to application of the doctrine of forum non conveniens or a similar statutory principle;

(xiii)
We call your attention to the arbitration provisions of the Transaction Documents and to the existence of differences between the arbitral and judicial processes; we have based our opinion upon an assessment of legal authorities which would be applicable in judicial proceedings;

(xiv)
We express no opinion as to whether the provisions of the Transaction Documents under which the Company agrees that disputes arising under the Transaction Documents are to be determined by one or more New York courts are subject to application of the doctrine of forum non conveniens or a similar statutory principle;

(xv)	We express no opinion as to the fairness of the transactions contemplated by the Purchase Agreement to the Company or its shareholders;

(xvi)
We express no opinion as to whether or not, in light of the SEC's current policies, the Company will be able to register the shares issuable upon conversion of the Debenture or the exercise of the Warrants, pursuant to its obligations under the Registration Rights Agreement; and

(xvii)
We have assumed that the directors of the Company have acted and will act in accordance with their fiduciary duties in authorizing the Transaction Documents and the transactions contemplated thereby and taking corporate action thereunder.

Based upon and subject to the foregoing, we are of the opinion that:

1.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business as a foreign corporation in the State of California.

2.	Quintessence Photonics Corporation, the Company’s subsidiary, is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

3.
The Purchase Agreement and the other Transaction Documents have been duly authorized, executed and delivered by the Company and each constitutes the legal, valid and binding obligations of the Company.

4.
The shares issuable upon conversion of the Debentures or exercise of the Warrants, as applicable, will be duly authorized, validly issued and fully paid, assuming delivery and receipt of payment therefor in accordance with the Debentures or Warrants, as applicable.

5.
To our knowledge, except as disclosed in the Transaction Documents and the Company’s public filings made with the Securities and Exchange Commission (“SEC”), there are no claims, actions, suits, proceedings, arbitrations, investigations, or inquiries, pending or threatened, of a material character before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of its Officers, directors or employees ( in connection with the discharge of their duties as officers, directors or employees of the Company) or affecting any of the Company’s properties or assets.

6.
The execution and delivery of the Transaction Documents and the performance by the Company, the performance by the Company of its obligations under the Transaction Documents and the issuance of the Debentures and Warrants as contemplated by the Transaction Documents (and the common stock issuable upon conversion) (i) do not violate or result in a violation of the Company’s articles of incorporation or bylaws, (ii) do not violate any applicable federal or state law, rule or regulation that is known to us to be customarily applicable to transactions contemplated by the Purchase Agreement and (iii) do not violate any judgment, order or decree disclosed in the Transaction Documents or the Company’s public filings made with the SEC.

7.	To our knowledge, the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and rules promulgated thereunder.

8.
Based in part upon the representations of the Buyers contained in the Purchase Agreement, the Shares, the Debentures, the conversion shares, the Warrants, and the Warrant Shares may be issued to the Buyers without registration under the Securities Act of 1933, as amended.

9.
The execution, delivery and performance of the Transaction Documents by the Company will not violate or result in a material breach of any of the terms of or constitute a material default under or (except as contemplated in the Transaction Documents) result in the creation of any lien, charge or encumbrance on any property or assets of the Company, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or order disclosed in the Company’s public filings made with the SEC. As to agreements which by their terms are or may be governed by the laws of a jurisdiction other than New York, we assume that such agreements are governed by the law of New York for purposes of the opinion expressed in this paragraph. In addition, we exclude from the scope of such opinion any potential violation of financial covenants contained in such agreements.

We express no opinion as to matters governed by laws of any jurisdiction other than the substantive laws of the State of New York, and the federal laws of the United States of America (without reference to choice-of-law rules), as in effect on the date hereof. We express no opinion as to enforceability of the New York choice-of-law provision contained in the Transaction Documents. Unless separately engaged to so in writing, we will not update our opinions expressed hereinabove for subsequent changes or modifications to the law and regulations or the judicial and administrative interpretations thereof.

This letter is furnished solely for the benefit of the Buyers. Neither this letter nor any opinion expressed herein may be relied upon, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent.

Very truly yours,
Morrison & Foerster  LLP

Exhibit F
Limited Standstill Agreement

          This AGREEMENT (the "Agreement") is made as of the ___ day of April, 2007, by the signatories hereto (each an "Insider"), in connection with his or her ownership of shares of QPC LASERS, INC., a Nevada corporation (the "Company").

          NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Insider agrees as follows:

          1. Background.

                    a. Insider is the actual and/or beneficial owner of the amount of shares of the Common Stock, $0.001 par value, of the Company ("Common Stock") and rights to purchase Common Stock designated on the signature page hereto, some or all of which are owned by virtue of Insider's ownership of a note convertible into Common Stock.

                    b. Insider acknowledges that the Company has entered into or will enter into an agreement (“Securities Purchase Agreement”) with each buyer (collectively, the “Buyers”) of the Company's convertible debentures (“Debentures”) and warrants (“Warrants”), for the sale to the Buyers of an aggregate of up to $10,000,000 of principal amount of secured Debentures and Warrants (the "Offering"). Insider understands that, as a condition to proceeding with the Offering, the Buyers have required, and the Company has agreed to obtain an agreement from the Insider, to refrain from selling any securities of the Company from the date of the Securities Purchase Agreement until the date that none of the Debentures remain outstanding (the "Restriction Period"), as further described herein.

          2. Share Restriction; Non-Default.

                    a. The Insider agrees that during the Restriction Period, the Insider will not sell or transfer, directly or indirectly, any Common Stock, option, convertible security or any other instrument convertible into or exercisable or exchangeable for Common Stock, or to convert or exercise any such convertible or exercisable instrument (except as may be issued pursuant to the terms of the Company’s approved stock option plan) beneficially owned by such person, unless (i) holders of Debentures representing at least 75% of the aggregate principal amount of the Debentures then outstanding shall have executed a written consent to such sale, transfer or exercise or (ii) for each of the sixty (60) consecutive Trading Days (the “Limitation Measuring Period”) prior to the date of such sale, transfer or exercise, the Registration Statement (as defined in the Registration Rights Agreement between the Company and the Buyers) covering the resale of the Conversion Shares (as defined in the Debentures) shall have been effective and the VWAP (as defined in the Debentures) of the Company’s Common Stock shall have equaled or exceeded 175% of the initial Conversion Price (as defined in the Debentures) (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issue Date) for each Trading Day (as defined in the Debentures) during the Limitation Measuring Period (the “Senior Management Limitation”). Insider further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Insider in violation of this Agreement.

                    b. Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by Insider will be subject to the provisions of this Agreement.

                    c. The foregoing restrictions notwithstanding the Insider may sell during the Restriction Period, up to two and one-half percent (2-1/2%) of the amount of shares of Common Stock actually and/or beneficially owned by Insider on the Closing Date (as defined in the Subscription Agreement). In no event may more than one percent (1%) of the amount of shares of Common Stock actually owned by the Insider on the Closing Date be sold during any thirty (30) day period.

                    d. Notwithstanding the foregoing restrictions on transfer, the Insider may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Insider, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Insider is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

e. The Insider further agrees not to place into default any debt that is owed to it by the Company or preferred stock of the Company that is held by it during the Restricted Period (“Insiders Non-Default Covenant”).

f.  Notwithstanding anything to the contrary herein, (i) nothing herein shall prevent the Insider from converting any of its options or convertible securities into Common Stock during the Restriction Period, so long as any resales of the resulting Common Stock are made in conformity with this Agreement, and (ii) nothing herein shall prohibit each Insider from making charitable contributions of up to $100,000 worth of Common Stock without further restriction on the resale thereof by the recipient charity.

          3. Miscellaneous.

                    a. At any time, and from time to time, after the signing of this Agreement Insider will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

                    b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Insider resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

                    c. This Agreement contains the entire agreement of the Insider with respect to the subject matter hereof.

                    d. This Agreement shall be binding upon Insider, its legal representatives, successors and assigns.

                    e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

                    f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

                    IN WITNESS WHEREOF, and intending to be legally bound hereby, Insider has executed this Agreement as of the day and year first above written.

INSIDER:

(Signature of Insider)

(Print Name of Insider)

Number of Shares of Common Stock
Beneficially Owned

Note Principal Owned on the date of
This Agreement

COMPANY:

QPC LASERS, INC.

By:
Print Name:
Title: